Exhibit 1.1

Execution Version

Motorola Solutions, Inc.

$350,000,000 4.850% Senior Notes due 2029

$600,000,000 5.650% Senior Notes due 2036

Underwriting Agreement

August 6, 2026

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

as Representatives of the several Underwriters listed in Schedule I hereto

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Motorola Solutions, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $350,000,000 aggregate principal amount of its 4.850% Senior Notes due 2029 (the “2029 Notes”) and $600,000,000 aggregate principal amount of its 5.650% Senior Notes due 2036 (the “2036 Notes” and, together with the 2029 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of August 19, 2014 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., a corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee”).

1. The Company represents and warrants to the Underwriters that:

(i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and an “automatic shelf registration statement” as defined under Rule 405 under the Act, a Form S-3 (File No. 333-277316) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representatives expressly for use therein, which for the avoidance of doubt, solely consists of the information contained in Annex I herein (such information, the “Underwriter Provided Information”);

(iii) For the purposes of this Agreement, the “Applicable Time” is 2:55 P.M. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses, if any, other information listed on Schedule II(a) hereto, and each Final Term Sheet (as defined herein), which shall be identified in Schedule IV hereto, taken together (each collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Provided Information;

(iv) The Company (including its agents and representatives, but excluding, for the avoidance of doubt, any actions taken by the Underwriters) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act; (ii) the Basic Prospectus; (iii) the Pricing Prospectus; (iv) the Preliminary Prospectus; (v) the Prospectus; (vi) each Issuer Free Writing Prospectus and the additional documents incorporated by reference listed in Schedule II hereto; (vii) the Final Term Sheet; and (viii) any electronic road show or other written communications, in each case approved in advance by the Representatives;

(v) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act, or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Provided Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto;

(vi) The Registration Statement conforms, and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Form T-1 or to any statements or omissions made in reliance upon and in conformity with the Underwriter Provided Information;

(vii) Since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package there has not been, with respect to the Company and its subsidiaries, taken as a whole, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been (A) any change in the capital stock (other than upon the exercise of outstanding stock options, the purchase of shares of stock by the Company pursuant to its share repurchase program disclosed in the Registration Statement and the Pricing Disclosure Package, or upon the conversion of convertible securities outstanding on the date of the most recent balance sheet included or incorporated by reference in the Prospectus or pursuant to the Company’s employee stock ownership plan or pursuant to the Company’s employee stock purchase plans or the Company’s employee savings and profit sharing plan, in each case, disclosed in the Registration Statement and the Pricing Disclosure Package), or (B) any change in the principal amount outstanding of long-term debt of the Company and its subsidiaries, taken as a whole, or (C) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than the Company’s regular quarterly dividend), or (D) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the ability of the Underwriters to sell the Securities in the manner contemplated by the Prospectus or on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each domestic “significant subsidiary” (each, a “Significant Subsidiary”) of the Company (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) has been duly incorporated and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of incorporation; and the subsidiaries listed in Schedule III to this Agreement are the only Significant Subsidiaries of the Company;

(ix) The Company has an authorized capitalization as set forth or incorporated by reference in the Pricing Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(x) The Indenture has been duly authorized, executed and delivered by the Company and was duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (the “Enforceability Exceptions”);

(xi) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and the Securities will be entitled to the benefits of the Indenture;

(xii) The sale of the Securities and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been or will timely be obtained under the Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters;

(xiii) Neither the Company nor any of the Significant Subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws or other organizational documents or (B) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, in the case of clause (B) above, for any such default that would not, individually or in the aggregate, have a Material Adverse Effect;

(xiv) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of the Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; and the statements set forth in the Pricing Prospectus and Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to summarize certain U.S. federal income tax laws specifically referred to therein, and subject to the assumptions, exceptions, limitations and qualifications described therein, are accurate in all material respects;

(xv) Other than as set forth in the Pricing Disclosure Package, and other than litigation incident to the kind of business conducted by the Company and its subsidiaries, which individually and in the aggregate is not material to the Company and its subsidiaries, taken as a whole, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvi) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvii) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(xviii) PricewaterhouseCoopers LLP is an independent registered public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(xix) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”); except as disclosed in the Pricing Disclosure Package, the Company is not aware of any material weaknesses in its internal control over financial reporting; and except as disclosed in the Pricing Disclosure Package, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xx) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that (i) material information relating to the Company and its subsidiaries is made known to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus complies, in all material respects, with the Commission’s rules and guidelines applicable thereto;

(xxi) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; except as disclosed in the Pricing Disclosure Package, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby;

(xxii) This Agreement has been duly authorized, executed and delivered by the Company;

(xxiii) The Company and each of its subsidiaries owns or possesses or has the right to use the licenses, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), domain names, trademarks, service marks and trade names (collectively, the “Intellectual Property”) presently employed by it in connection with its operations; and, to the knowledge of the Company, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing; and to the knowledge of the Company, the use of such Intellectual Property in connection with the business and operations of the Company and its subsidiaries as described in the Pricing Disclosure Package does not infringe on the rights of any person except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxiv) Except as disclosed in the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), and, to the knowledge of the Company, is not subject to any notice, investigation, claim, liability, cost, action, proceeding, order or decree relating to environmental laws;

(xxv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and other applicable anti-bribery and anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(xxvi) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, to the knowledge of the Company, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxvii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that, at the time of such financing, is subject to any Sanctions;

(xxviii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxix) (A) Except as disclosed in the Pricing Disclosure Package and the Prospectus, there has been no material security breach or incident involving unauthorized access or disclosure, or other material compromise relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would be reasonably expected to result in, any material security breach or incident involving unauthorized access or disclosure or other material compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with standards and practices customary for the industries in which they operate, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and

(xxx) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement (taking into account valid extensions) and have paid all taxes required to be paid (except as currently being contested in good faith and for which adequate reserves have been provided in accordance with GAAP in the financial statements of the Company), and (B) no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency that could reasonably be expected to be determined adversely to the Company or its subsidiaries.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 99.639% of the principal amount of the 2029 Notes and a price equal to 99.341% of the principal amount of the 2036 Notes, in each case plus accrued interest, if any, from August 17, 2026 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

3. Upon the authorization by you of the release of the Securities, the Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities to the Underwriters duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 1:00 PM, New York City time, on the business day prior to the Closing Date (as defined herein).

(b) Payment for and delivery of the Securities will be made through the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 (the “Closing Location”) at 9:00 AM, New York City time on August 17, 2026. A meeting will be held virtually on or around 2:00 PM, New York City time, on the business day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. The time and date of such payment is referred to herein as the “Closing Date.”

5. The Company agrees with the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Closing Date which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with as many copies as you may reasonably request thereof without charge; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(d) To use reasonable best efforts to furnish the Underwriters, prior to 3:00 PM, New York City time, on the second business day succeeding the date of this Agreement and from time to time, with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriters are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriters, to prepare and deliver to the Underwriters as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158), provided, however, that the Company may satisfy the requirements of this subsection by filing such earnings statement with the Commission via EDGAR;

(f) The Company will prepare a final term sheet containing a description of the Securities and the offering contemplated hereby, in a form approved by the Representatives and contained in Schedule IV of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Act as promptly as possible, but in any case not later than the time required by such rule (such term sheet, the “Final Term Sheet”);

(g) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(h) The Company will not take directly or indirectly, any action designed to or that would constitute or might reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities; and

(i) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriters represent and agree that, without the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule II hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Provided Information.

7. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, if applicable, including the fees and disbursements of counsel for the Underwriters in connection with such qualification; (iii) all fees and expenses in connection with listing the Securities, if applicable; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any review required by FINRA of the terms of the sale of the Securities; (v) the costs and expenses relating to any electronic road show presentations undertaken in connection with the marketing of the offering of the Securities; (vi) the cost and charges of any trustee; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section, and Sections 9 and 11 hereof, the Underwriters will pay all of their own respective costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

8. The obligations of each Underwriter hereunder, as to the Securities to be delivered on the Closing Date, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) (i) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; (ii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; (iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; (iv) no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and (v) all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter, each dated the Closing Date, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Jones Day, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, substantially in the form agreed to between counsel for the Company and counsel for the Underwriters on or prior to the date hereof;

(d) Kristin Kruska, Corporate Vice President, Transactions, Corporate & Securities Law and Secretary, or another attorney employed by the Company who is reasonably acceptable to the Underwriters, shall have furnished to the Underwriters, at the request of the Company, his or her written opinion (containing negative assurance), dated the Closing Date and addressed to the Underwriters, substantially in the form agreed to between counsel for the Company and counsel for the Underwriters on or prior to the date hereof;

(e) The Company shall have furnished or caused to be furnished to you at the Closing Date certificates of officers of the Company reasonably satisfactory to you as to (i) the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, (ii) the performance by the Company of all of its obligations hereunder to be performed by it at or prior to the Closing Date, and (iii) the matters set forth in subsections (a)(iii) and (iv) of this Section;

(f) On the date of the Prospectus and upon receipt of an executed copy of this Agreement, at 9:30 AM, New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Closing Date, PricewaterhouseCoopers LLP, to the extent they have a basis to comment, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you and containing statement and information of the type customarily included in accountants’ “comfort letters”;

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock (other than upon the exercise of outstanding stock options, the purchase of shares of stock by the Company pursuant to its share repurchase program disclosed in the Registration Statement and the Pricing Disclosure Package, or upon the conversion of convertible securities outstanding on the date of the most recent balance sheet included or incorporated by reference in the Prospectus or pursuant to the Company’s employee stock ownership plan or pursuant to the Company’s employee stock purchase plans or the Company’s employee savings and profit sharing plan, in each case, disclosed in the Registration Statement and the Pricing Disclosure Package), or any change in the principal amount outstanding of long-term debt of the Company and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities being delivered at the Closing Date on the terms and in the manner contemplated in the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 3(a)(62) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with negative implications, its rating of any of the Company’s debt securities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any adverse change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities being delivered at the Closing Date on the terms and in the manner contemplated in the Prospectus; and

(j) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the second business day succeeding the date of this Agreement.

9. (a) The Company will indemnify and hold harmless the Underwriters, against any losses, claims, damages or liabilities to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Provided Information.

(b) The Underwriters, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing

Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any such amendment or supplement thereto, in reliance upon and in conformity with the Underwriter Provided Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total gross proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in connection with the Underwriters’ resale of the Securities pursuant to the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act and each broker-dealer affiliate of the Underwriters; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities and any termination of this Agreement.

11. If the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse each of the Underwriters through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by each of the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 7 and 9 hereof.

12. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 12:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. All statements, requests, notices and agreements hereunder shall be in writing, and (a) if to the Representatives shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk, Facsimile: 212-834-6081 and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: Citigroup General Counsel, Facsimile: 646-291-1469 or (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Underwriters, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) each of them consulted its own legal and financial advisors to the extent they deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriters to properly identify its clients.

If the foregoing is in accordance with your understanding, please sign and return to us your counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

[signature pages to follow]

Very truly yours,

Motorola Solutions, Inc.

By:	/s/ Uygar Gazioglu
Name: Uygar Gazioglu
Title: Senior Vice President, Finance & Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof.

For itself and on behalf of the

several Underwriters listed in Schedule

I hereto.

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof.

For itself and on behalf of the

several Underwriters listed in Schedule

I hereto.

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of 2029 Notes to be purchased	Principal Amount of 2036 Notes to be purchased
J.P. Morgan Securities LLC	$77,000,000	$132,000,000
Citigroup Global Markets Inc.	77,000,000	132,000,000
BofA Securities, Inc.	19,250,000	33,000,000
Deutsche Bank Securities Inc.	19,250,000	33,000,000
Goldman Sachs & Co. LLC	19,250,000	33,000,000
Mizuho Securities USA LLC	19,250,000	33,000,000
TD Securities (USA) LLC	19,250,000	33,000,000
BMO Capital Markets Corp.	8,750,000	15,000,000
BNP Paribas Securities Corp.	8,750,000	15,000,000
HSBC Securities (USA) Inc.	8,750,000	15,000,000
MUFG Securities Americas Inc.	8,750,000	15,000,000
PNC Capital Markets LLC	8,750,000	15,000,000
Santander US Capital Markets LLC	8,750,000	15,000,000
Scotia Capital (USA) Inc.	8,750,000	15,000,000
SG Americas Securities, LLC	8,750,000	15,000,000
U.S. Bancorp Investments, Inc.	8,750,000	15,000,000
Academy Securities, Inc.	7,000,000	12,000,000
Loop Capital Markets LLC	7,000,000	12,000,000
Siebert Williams Shank & Co., LLC	7,000,000	12,000,000

Total:	$350,000,000	$600,000,000

I-1

SCHEDULE II

(a) Issuer Free Writing Prospectuses:

None.

(b) Additional Documents Incorporated by Reference:

None.

II-1

SCHEDULE III

Motorola Solutions Connectivity, Inc.	CA
Silvus Technologies, Inc.	CA
Advance Convergence Group, Inc.	DE
Avigilon USA Corporation	DE
AVO USA Holding 2 Corporation	DE
CRFS, Inc.	DE
Envysion, Inc.	DE
Kodiak Networks, Inc.	DE
Motorola International Network Ventures, Inc.	DE
Motorola Solutions Credit Company LLC	DE
Motorola Solutions Video Manufacturing, Inc.	DE
Network Ventures I, Inc.	DE
Openpath Security Inc.	DE
Pelco, Inc.	DE
RapidDeploy, Inc.	DE
Rave Wireless, Inc.	DE
Theatro Labs, Inc.	DE
VaaS International Holdings, Inc.	DE
WatchGuard Video, Inc.	DE
MVConnect, Inc.	IL
IPVideo Corporation	NY
Secure Collateral Management, Inc.	TX
Twisted Pair Solutions, Inc.	WA

III-1

SCHEDULE IV

Pricing Term Sheet

Motorola Solutions, Inc.

$350,000,000 4.850% Senior Notes due 2029

$600,000,000 5.650% Senior Notes due 2036

Final Term Sheet

August 6, 2026

Issuer:	Motorola Solutions, Inc.

Title of Security:	4.850% Senior Notes due 2029	5.650% Senior Notes due 2036

Expected Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Trade Date:	August 6, 2026

Settlement Date**:	August 17, 2026 (T+7)

Aggregate Principal Amount to Be Issued:	$350,000,000	$600,000,000

Maturity Date:	August 17, 2029	August 17, 2036

Coupon:	4.850%	5.650%

Benchmark Treasury:	4.125% due July 15, 2029	4.375% due May 15, 2036

Benchmark Treasury Price and Yield:	99-16 1⁄4; 4.304%	97-22 1⁄8; 4.671%

Spread to Benchmark Treasury:	T+55 basis points	T+100 basis points

Yield to Maturity:	4.854%	5.671%

Issue Price:	99.989% of principal amount	99.841% of principal amount

Interest Payment Dates:	Semi-annually in arrears on February 17 and August 17, commencing February 17, 2027	Semi-annually in arrears on February 17 and August 17, commencing February 17, 2027

Optional Redemption:	At any time prior to July 17, 2029 (one month prior to the maturity date) (the “2029 Notes Par Call Date”), at a make whole price equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the 2029 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued and unpaid interest thereon to the redemption date.	At any time prior to May 17, 2036 (three months prior to the maturity date) (the “2036 Notes Par Call Date”), at a make whole price equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the 2036 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued and unpaid interest thereon to the redemption date.

	At any time on or after the 2029 Notes Par Call Date, at 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to the redemption date.	At any time on or after the 2036 Notes Par Call Date, at 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to the redemption date.

CUSIP:	620076 CD9	620076 CE7

ISIN:	US620076CD98	US620076CE71

Joint Book-Running Managers:	J.P. Morgan Securities LLC Citigroup Global Markets Inc. BofA Securities, Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC Mizuho Securities USA LLC TD Securities (USA) LLC

Co-Managers:

BMO Capital Markets Corp.

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

MUFG Securities Americas Inc.

PNC Capital Markets LLC

Santander US Capital Markets LLC

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

U.S. Bancorp Investments, Inc.

Academy Securities, Inc.

Loop Capital Markets LLC

Siebert Williams Shank & Co., LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**

Note: We expect that delivery of the notes will be made on or about August 17, 2026 which will be on or about the seventh business day following the date of pricing of the notes (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day before the delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to make such trades should consult their own advisors.

This pricing term sheet supplements, and should be read in conjunction with, the issuer’s preliminary prospectus supplement dated August 6, 2026 and accompanying base prospectus dated February 23, 2024 (together, the “prospectus”). Capitalized terms used but not defined herein have the meaning set forth in the prospectus.

The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement in addition to the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533 or Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

ANNEX I

Underwriter Provided Information

Pursuant to this Agreement, the Underwriters have furnished for use in the Pricing Prospectus, Prospectus and any Issuer Free Writing Prospectus only the following information:

1. The marketing names of the Underwriters on the front and back covers of the Pricing Prospectus and Prospectus and the legal names of the Underwriters in the “Underwriting” section;

2. The third sentence of the third paragraph in the “Underwriting” section of the Pricing Prospectus and Prospectus, concerning the intention of the Underwriters to make markets in the Notes after completion of the offering;

3. The fourth paragraph in the “Underwriting” section of the Pricing Prospectus and Prospectus, concerning the pricing terms on which the Underwriters proposing to offer the Notes; and

4. The seventh paragraph in the “Underwriting” section of the Pricing Prospectus and Prospectus, concerning short positions, stabilizing transactions and penalty bids by the Underwriters.

A-I-1